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                                                                    EXHIBIT 3.28

                            ARTICLES OF ORGANIZATION

                                       OF

                                 NHW AUBURN, LLC

             UNDER SECTION 203 OF THE LIMITED LIABILITY COMPANY LAW

     FIRST:      The name of the limited liability company is NHW Auburn, LLC.

     SECOND:     The county within this state in which the office of the limited liability company is to be located is Onondaga County.

     THIRD:      The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is One Websters Landing, Syracuse, New York 13202.

     FOURTH:     The limited liability company is to be managed by (check
appropriate box):

     /X/         1 or more members

     / /         A class or classes of members

     / /         1 or more managers

     / /         A class or classes of managers

     IN WITNESS WHEREOF, this certificate has been subscribed this 25th day of March, 1996, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                          /s/ Colleen Parks Andriano
                                         -------------------------------------
                                         Colleen Parks Andriano, Organizer

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                            ARTICLES OF ORGANIZATION

                                       OF

                                 NHW AUBURN, LLC

               UNDER SECTION 203 THE LIMITED LIABILITY COMPANY LAW

                                                                         [STAMP]


                           BOND, SCHOENECK & KING, LLP
                                ATTRONEYS AT LAW
                              111 WASHINGTON STREET
                                ALBANY, NEW YORK
                                   12210-2211